VIA FEDERAL EXPRESS
     -------------------
     Sharon Baker Morin, Esq.
     State Street Bank and Trust Company
     1776 Heritage Drive
     North Quincy, Massachusetts  02171-2197

     Dear Sharon:

              Pursuant to section 9 of the transfer agency contract between State Street Bank and Trust Company ("State Street") and Neuberger & Berman Equity Trust dated as of August 2, 1993, we request that Neuberger & Berman NYCDC Socially Responsive Trust ("SR Trust") be added as a Portfolio governed by that transfer agency contract. The addition of SR Trust is effective as of March 7, 1994. Please indicate State Street's acceptance of this request by having a duly authorized officer of State Street sign in the space indicated below.


                                                 Sincerely,

                                                 /s/ Michael J. Weiner
                                                 ------------------------
                                                 Name:  Michael J. Weiner
                                                 Title: Vice President
                                                 Neuberger & Berman Equity Trust


     Accepted by State Street
     Bank and Trust Company

     /s/ Ronald E. Logue
     --------------------------------
     Name: Ronald E. Logue
     Title:  Executive Vice President